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                                                                 Exhibit (10)(g)

                              SEVERANCE AGREEMENT


     THIS AGREEMENT is entered into as of the 15th day of March, 1995 (the "Effective Date") by and between The Upjohn Company, a Delaware corporation (the "Company"), and Name~ ("Executive").

                              W I T N E S S E T H

     WHEREAS, Executive currently serves as a key employee of the Company and his/her services and knowledge are valuable to the Company in connection with the management of one or more of the Company's principal operating facilities, divisions, or subsidiaries; and

     WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders; and

     WHEREAS, the Board (as defined in Section 1(a)) has determined that it is in the best interests of the Company and its stockholders to secure Executive's continued services and to ensure Executive's continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1(c)) of the Company, without concern as to whether Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage Executive's full attention and dedication to the Company, the Board has authorized the Company to enter into this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

     (a)    "Board" means the Board of Directors of the Company.

     (b) "Cause" means (1) a material breach by Executive of the duties and responsibilities of Executive (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (2) the willful commission by Executive of illegal
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conduct which is materially and demonstrably injurious to the Company.  Cause shall not exist unless and until the Company has delivered to Executive a copy of a resolution duly adopted by three-quarters (3/4) of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with his/her counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth in this Section 1(b) and specifying the particulars thereof in detail. For the purposes of clause (1) above, any act, or failure to act, by Executive based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

     (c)    "Change in Control" means:

            (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 33% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section (1)(c) shall be satisfied, or (D) any acquisition by the Executive or any group of persons including the Executive; and provided further that, for purposes of clause (A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 33% or more of the Outstanding Company Common Stock or 33% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
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            (2)  individuals who, as of the date hereof, constitute the Board
(the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

            (3) approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior or such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common stock and the Outstanding Company Voting Securities, as the case may be,
(ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock of such corporation or 33% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial
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agreement or action of the Board providing for such reorganization, merger or consolidation; or

            (4) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,
(B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of Common stock thereof or 33% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

     Notwithstanding anything contained in this Agreement to the contrary, if Executive's employment is terminated prior to a Change in Control and Executive reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") who effectuates a Change in Control, then for all purposes of this Agreement, the date of a Change of Control shall mean the date immediately prior to the date of such termination of Executive's employment.

     (d)    "Company" means The Upjohn Company, a Delaware corporation.

     (e) "Date of Termination" means (1) the effective date on which Executive's employment by the Company terminates as specified in a Notice of Termination by the Company or Executive, as the case may be, or (2) if Executive's employment
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by the Company terminates by reason of death, the date of death of Executive.
Notwithstanding the previous sentence, (i) if the Executive's employment is terminated for Disability (as defined in Section 1(f)), then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received, and (ii) if the Executive's employment is terminated by the Company other than for Cause, then such Date of Termination shall be no earlier than thirty (30) days following the date on which a Notice of Termination is received.

     (f) "Disability" means Executive's absence from his/her duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of Executive's incapacity due to mental or physical illness.

     (g) "Good Reason" means, without Executive's express written consent, the occurrence of any of the following events after a Change in Control:

            (1) (i) the assignment to Executive of any duties inconsistent in any material adverse respect with Executive's position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control, (ii) a material adverse change in Executive's reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control or (iii) any removal or involuntary termination of Executive by the Company otherwise than as expressly permitted by this Agreement (including any purported termination of employment which is not effected by a Notice of Termination), which termination shall not be effective, or any failure to re-elect Executive to any position with the Company held by Executive immediately prior to such Change in Control; provided, however, that notwithstanding anything in this paragraph (1) to the contrary, clauses (i) and
(ii) shall not be applicable to any occurrence that is directly attributable to the fact that the Company is no longer a publicly traded entity;

            (2) a reduction by the Company in Executive's rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

            (3) any requirement of the Company that Executive (i) be based anywhere other than the facility where Executive is located at the time of the Change in Control or (ii) travel on Company business to an extent substantially more burdensome than the travel obligations of Executive immediately prior to such Change in Control;

            (4) the failure of the Company to (i) continue in effect any employee benefit plan or compensation plan in which Executive is participating immediately prior to such Change in Control, unless Executive is permitted to participate in other
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plans providing Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under any such plan,
(ii) provide Executive and Executive's dependents with welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for Executive immediately prior to such Change in Control,
(iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for Executive immediately prior to such Change in Control, or (iv) provide Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for Executive immediately prior to such Change in Control;

            (5) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 9(b); or

            (6) the refusal by the Company to continue to allow Executive to attend to matters or engage in activities not directly related to the business of the Company which were permitted by the Board immediately prior to such Change in Control, including without limitation serving on the Boards of Directors of other companies or entities.

     For purposes of this Agreement, any good faith determination of Good Reason made by Executive shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Executive shall not constitute Good Reason. Any event or condition described in this Section 1(g) (1) through (6) which occurs prior to a Change in Control, but was at the request of a Third Party who effectuates a Change in Control, shall constitute Good Reason following a Change in Control for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

     (h) "Nonqualifying Termination" means a termination of Executive's employment (1) by the Company for Cause, (2) by Executive for any reason other than Good Reason, (3) as a result of Executive's death, (4) by the Company due to Executive's Disability, unless within thirty (30) days after Notice of Termination is provided to Executive pursuant to Section 10 following such Disability Executive shall have returned to performance of Executive's duties on a full-time basis, or (5) as a result of Executive's Retirement.
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     (i)    "Notice of Termination" means notice of the Date of Termination as described in Section 10(b).

     (j) "Retirement" means termination of employment by either the Executive or the Company on or after the Executive's normal retirement date under the terms of the Retirement Plan.

     (k) "Retirement Plan" means The Upjohn Retirement Plan or any successor or substitute plan or plans of the Company put into effect prior to a Change in Control.

     (l) "Termination Period" means the period of time beginning with a Change in Control and ending on the earliest to occur of (1) Executive's death and (2) two (2) years following such Change in Control.

     2. Term of Agreement. This Agreement shall commence on the Effective Date and shall continue in effect until March 15, 1998; provided, however, that commencing on March 15, 1998 and each following third anniversary of the Effective Date, the term of this Agreement shall automatically be extended for an additional three-year period, unless at least ninety (90) days prior to such date, the Company or Executive shall have given notice not to extend this Agreement; provided, however, that (i) no such action shall be taken by the Company during any period of time when the Board has knowledge that any person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control, and (ii) this Agreement shall continue in effect for at least twenty-four (24) months following the occurrence of a Change in Control. Notwithstanding anything in this Section 2 to the contrary, this Agreement shall terminate upon termination of Executive's employment with the Company prior to a Change in Control (except as otherwise provided hereunder).

     3. Obligations of Executive. Executive agrees that in the event any person or group attempts a Change in Control, he/she shall not voluntarily leave the employ of the Company (other than as a result of Disability or upon Retirement) without Good Reason until the earlier of (a) the termination of such attempted Change in Control or (b) the occurrence of a Change in Control. For purposes of this Section 3, Good Reason shall be determined as if a Change in Control had occurred when such attempted Change in Control became known to the Board.

     4.     Payments Upon Termination of Employment.

     (a) If during the Termination Period the employment of Executive shall terminate, other than by reason of a Nonqualifying Termination, then the Company shall pay to Executive (or Executive's beneficiary or estate) within five (5) days following Date of Termination, as compensation for services rendered to the Company:
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            (1)  a lump-sum cash amount equal to the sum of Executive's unpaid base salary from the Company and its affiliated companies through the Date of Termination, (at the rate in effect (without taking into account any reduction of base salary constituting Good Reason) just prior to the time a Notice of Termination is given) plus any benefit awards (including both the cash and stock components) and bonus payments which pursuant to the terms of any plans have been earned or become payable, to the extent not theretofore paid;

            (2) a lump-sum cash amount equal to 2.5 times (a) Executive's highest annual rate of base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Date of Termination plus (b) the highest amount earned (including any deferred amounts) by Executive pursuant to any annual bonus plan of the Company during the three-year period immediately preceding the year in which the Change in Control occurs; provided, that any amount paid pursuant to this Section 4(a)(2) shall offset any other amount of severance relating to salary or bonus continuation to be received by Executive upon termination of employment of Executive under any other severance plan, policy, employment agreement or arrangement of the Company.

     (b) If during the Termination Period, the employment of Executive shall terminate, other than by reason of a Nonqualifying Termination, then for a period terminating on the earliest of (i) thirty (30) months following the Date of Termination, (ii) the commencement date of equivalent benefits from a new employer, or (iii) Executive's normal retirement date under the terms of the Retirement Plan, the Company shall continue to keep in full force and effect (or otherwise provide) all policies of medical, accident, disability and life insurance with respect to Executive and his/her dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such policies shall have been in effect immediately prior to the Date of Termination (or, if more favorable to Executive, immediately prior to the Change in Control), and the Company and Executive shall share the costs of the continuation of such insurance coverage in the same proportion as such costs were shared immediately prior to the Date of Termination (or, if more favorable to Executive, immediately prior to the Change in Control). If, at the end of thirty (30) months following the Date of Termination, Executive has not reached his/her normal retirement date under the Retirement Plan, and has not previously received or is not then receiving equivalent benefits from a new employer, the Company shall arrange to enable Executive to convert Executive's and his/her dependents' coverage under such policies to individual policies or programs upon the same terms as employees of the Company may apply for such conversions.

     (c) If during the Termination Period the employment of Executive shall terminate by reason of a Nonqualifying Termination, then the Company shall pay to Executive within
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five (5) days following the Date of Termination a lump sum cash amount equal to the sum of Executive's unpaid base salary from the Company through the Date of Termination (at the rate in effect just prior to the time a Notice of Termination is given) plus any bonus payments which have been earned or become payable, to the extent not theretofore paid.

     5.     Certain Additional Payments by the Company.

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes) including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) Subject to the provisions of Section 5(c), all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group affecting the Change in Control, Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 5, shall be paid by the Company to Executive within five (5) days of the receipt of the Determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion
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that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 5(c) and Executive thereafter is required to make payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

     (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

            (1) give the Company any information reasonably requested by the Company relating to such claim,

            (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (3) cooperate with the Company in good faith in order effectively to contest such claim, and

            (4) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income or employment tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 5(c), Executive becomes entitled to receive, and receives, any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 5(c) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 5(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty
(30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     6. Withholding Taxes. The Company may withhold from all payments due to Executive (or his/her beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

     7. Reimbursement of Expenses. If any contest or dispute shall arise under this Agreement involving termination of Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse Executive, on a current basis, for all legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute regardless of the result thereof.

     8. Scope of Agreement. Nothing in this Agreement shall be deemed to entitled Executive to continued employment with the Company or its subsidiaries.

     9.     Successors; Binding Agreement.

     (a) This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

     (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in paragraph (a) of this Section 9, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to Executive (or his/her beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall constitute Good Reason hereunder and shall entitle Executive to compensation and other benefits from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive's employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by Executive.

     (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts would be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive's estate.

     10.    Notice.

     (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

                 name~
                 address~


     If to the Company:

                 General Counsel
                 The Upjohn Company
                 7000 Portage Road
                 Kalamazoo, MI 49001

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     (b) A written notice (a "Notice of Termination") of Executive's Date of Termination by the Company or Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specify the termination date. The failure by Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

     11.    Full Settlement; Resolution of Disputes.

     (a) The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not Executive obtains other employment.

     (b) If there shall be any dispute between the Company and Executive in the event of any termination of Executive's employment then, until there is a final, nonappealable, determination pursuant to arbitration declaring that such termination was for Cause, that the determination by Executive of the existence of Good Reason was not made in good faith, or that the Company is not otherwise obligated to pay any amount or provide any benefit to Executive and his/her dependents or other beneficiaries, as the case may be, under paragraphs (a) and (b) of Section 4, the Company shall pay all amounts, and provide all benefits, to Executive and his/her dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to paragraphs (a) and (b) of Section 4 as though such termination were by the Company without Cause or by Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of Executive to repay all such amounts to which Executive is ultimately determined by the arbitrator not to be entitled.

     12. Employment with Subsidiaries. Employment with the Company for purposes of this Agreement shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

     13. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

     14. Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in Kalamazoo, Michigan by three (3) arbitrators in accordance with the rules of the American Arbitration Association then in effect; provided, however, that Executive shall be entitled to seek specific performance of his/her right to be paid pursuant to Section 11(b) during a dispute. Judgment may be entered on the arbitration award in any court having jurisdiction. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 14.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     16. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification is agreed to in writing and signed by Executive and by a duly authorized officer of the Company, or such waiver is signed by the waiving party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company or insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder, including without limitation, the right of Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The rights of, and benefits payable to, Executive, his/her estate or his/her beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Executive, his/her estate or his/her beneficiaries under any other employee benefit plan or compensation program of the Company. This Agreement supersedes the Agreement between Executive and the Company dated agt. date~, and such agreement shall be of no further force or effect. No agreements or representations, oral or otherwise, express or implied, with regard to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company. Executive has executed this Agreement as of the day and written below.



THE UPJOHN COMPANY



By:______________________________________




Agreed to this ______ day of March, 1995.



________________________________________
name~